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                                                                     EXHIBIT 5.1

                            [PERKINS COIE LETTERHEAD]

                                 August 9, 2002

Shurgard Storage Centers, Inc.
1155 Valley Street
Suite 400
Seattle, Washington 98109

        Re: Registration Statement on Form S-8 of Shares of Class A Common Stock, Par Value $0.001 Per Share, of Shurgard Storage Centers, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Shurgard Storage Centers, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 1,400,000 shares of Common Stock, par value $0.001 per share, which may be issued under the Shurgard Storage Centers, Inc. 2000 Long-Term Incentive Plan.

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued under the plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the issuance thereof by the Company in accordance with the terms of the plan and the receipt of consideration therefor in accordance with the terms of the plan, such shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Perkins Coie LLP

                                            PERKINS COIE LLP